The Riverfront Development Corporation
c/o The Holt Group, Inc.
P.O. Box 8698
Philadelphia, PA 19101

Att.: Leo A. Holt/John A. Evans

Telefax:+1 856 742 9401 / +1 856 742 3291

                             BSH                        Oslo, February 29, 2000

           RE: SHORT TERM INCREASE OF THE LOAN FACILITY - ACL SHARES

We refer to our discussions regarding a short term increase of the present loan facility of NOK 80.000.000,-, our offer dated February 18, 2000 and subsequent communication and are pleased to provide the following revised offer:

Borrower:         The Riverfront Development Corporation

Lender:           Finansbanken ASA

Loan Amount:      NOK 165.000.000,- or the equivalent in USD at the current
                  USD/NOK exchange rate applicable at any time, i.e. and increase from the current facility by NOK 85.000.000,- (the
                  "Additional Amount").

Facility Type:    Revolving Credit

Tranches:         A maximum of 10 tranches may be outstanding at any time.

Currencies:       The tranches under the Revolving Credit may be drawn in NOK and/or USD.

Purpose: The increase may only be used for acquisition of shares in ACL.

Availability/
Drawdown:         The facility will be available for drawdown upon 2 days prior notice as soon as the offer has been accepted, and the necessary documentation has been signed and approved. Repaid amounts under the Facility may be redrawn.

Repayment:        The Additional Amount is due no later than June 30, 2000, and the remaining NOK 80.000.000,- shall be repaid in full not later than December 30, 2000.

Interest Rate:    NOK NIDR/USD LIBOR + 2,25% p.a. for 1, 3 or 6 months interest periods at your option or longer periods if available on the current NOK 80.000.000.-.

                  NOK NIDR/USD LIBOR + 2,50% p.a. for 1, 3 or 6 months interest periods

                               [FINANSBANKEN LOGO]
                  at your option or longer periods if available shall apply to all drawings on the Additional Amount.

                  Interest shall be payable every third month if interest period with longer duration are selected.

Commitment
commission:       1.00% p.a. of the undrawn amount of the Revolving Credit
                  Amount from acceptance of this offer, payable quarterly in arrears.

Arrangement fee:  1.00% of the Additional Amount, payable upon acceptance of this offer.

Security:         1.  A first priority pledge in 2.192.800 shares and any
                      additional shares acquired under this facility in Atlantic
                      Container Line AB registered on VPS-account no. 09680 000
                      4580 and owned by the Borrower.

                  2. An unconditional and irrevocable on demand guarantee for the full amount of the loan plus accrued interest from The Holt Group, Inc.

                  3. A first priority assignment in any dividends received on the shares in Atlantic Container Line AB.

                  4. A first priority pledge in options on 1.525.000 shares in Atlantic Container Line AB.

Other conditions: 1.  Cross default to any other obligations of the Borrower and the Guarantor.

                  2. The outstanding loan shall never exceed 60% of the market value of the pledged shares. The market value to be defined as price quoted on the Oslo Stock Exchange as long as there is a functioning market otherwise the market value shall be decided by Finansbanken.

                      If the outstanding loan exceeds 60% of the market value of the shares, the loan shall be repaid or additional security (acceptable to the Lender) given within 3 days from such notice is given, so that the ratio of outstanding loan to market value of the securities does not exceed 55%.

                      When the Additional Amount is repaid, the loan outstanding shall never exceed 55% of the market value of the pledged shares.

                  3. The price per share in Atlantic Container Line AB purchased under this facility shall in no circumstances exceed NOK 120.

                  4. The Borrower shall have all its bank accounts with Finansbanken A.S.A. This includes the securities account (VPS account) which holds the ACL shares.

                  5. No further debt or other commitments to be obtained by the Borrower without the prior written consent from the Lender.

                  6. No dividends or other distributions to be paid to the owners without the prior written consent of the Lender.

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                  7.  All corporate documents to be approved by the Lender
                      before drawdown.

                  8. The documentation to be governed by Norwegian Law and the venue to be Oslo City Court.

                  9. All expenses (incl. legal fees) to be paid by the Borrower.

                  10. The Borrower will at all times be owned directly or
                      indirectly by Thomas Holt.

Documentation:    An addendum to the present loan documentation to be prepared by the lawfirm of Wikborg, Rein & Co.


We hope you will find our offer acceptable and look forward to possible acceptance no later than 14 days from today.

                                 Your sincerely
                             p.p. Finansbanken ASA

               /s/ Steinar ter Jung                  /s/ Bjern S. Havsgard
               ------------------------              ---------------------
                   Steinar ter Jung                      Bjern S. Havsgard
                   Deputy Managing Director              Manager

The above offer is accepted:
14 March on 2000                                   14 March on 2000
----------------                                   ----------------

/s/ Thomas J. Holt                                 /s/ Thomas J. Holt
-----------------------                            --------------------------
The Riverfront                                     The Holt Group, Inc
Development Corporation                            (as guarantor)



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